Exhibit 99.1

Build-A-Bear Workshop, Inc. Names Craig Leavitt as Non-Executive Chairman of the Board of Directors

ST. LOUIS--(BUSINESS WIRE)--January 8, 2018--Build-A-Bear Workshop, Inc. (NYSE:BBW) announced today that Craig Leavitt has been appointed as Non-Executive Chairman of the Company’s board of directors. Mr. Leavitt, 57, will serve as a member of the Audit Committee and the Compensation and Development Committee.

Mr. Leavitt served as Chief Executive Officer of Kate Spade & Company, a publicly traded operator of global, multichannel lifestyle brands, from February 2014 until August 2017 when the company was acquired by Coach, Inc. From October 2010 until February 2014, he was Chief Executive Officer of Kate Spade New York, a division of Fifth & Pacific Companies, Inc. He served as Co-President and Chief Operating Officer of Kate Spade, LLC from April 2008 through October 2010. Prior to joining Kate Spade, LLC, Mr. Leavitt was President of Global Retail at Link Theory Holdings, where he had total responsibility for merchandising, operations, planning, allocation and real estate for the Theory and Helmut Lang retail businesses. Previously, Mr. Leavitt spent several years at Diesel, most recently as Executive Vice President of Sales and Retail. Mr. Leavitt also spent 16 years at Polo Ralph Lauren, where he held positions of increasing responsibility, the last being Executive Vice President of Retail Concepts. He holds a Bachelor of Arts from Franklin & Marshall College and resides in New York.

“We are pleased to be taking actions to further enhance the strength of our board of directors. Craig will be joining our board as non-executive chairman after a lengthy selection process directed by our Nominating and Corporate Governance Committee with assistance from Russell Reynolds Associates. He has extensive experience in the areas of strategic planning, product development and innovation, marketing, store operations, and real estate. With Craig’s background, including his service as Chief Executive Officer of a publicly traded company, we believe his insights and perspectives regarding strategic planning, leadership, stockholder relations, business operations, brand management, marketing, and business development will be tremendously beneficial to our success as we continue to execute our stated strategy that is focused on transforming our operating model to capitalize on changing consumer shopping patterns while diversifying and growing revenue streams that leverage the power of the Build-A-Bear brand,” said Sharon Price John, president and chief executive officer, Build-A-Bear Workshop. “Our directors continue to work with Russell Reynolds to identify additional talent for our board as we continue of our multiyear systematic process of evolving our board of directors to better align skill sets with our stated strategy to evolve to sustained profitable growth and drive long-term shareholder value.”

About Build-A-Bear

Founded in St. Louis in 1997, Build-A-Bear is a global brand kids love and parents trust that seeks to add a little more heart to life. Build-A-Bear Workshop has over 450 stores worldwide where guests can create customizable furry friends, including company-owned stores in the United States, Canada, Denmark, Ireland, Puerto Rico, the United Kingdom and China, and franchise stores in Africa, Asia, Australia, China, Europe, Mexico and the Middle East. The company was named to the FORTUNE 100 Best Companies to Work For® list for the ninth year in a row in 2017. Build-A-Bear Workshop, Inc. (NYSE:BBW) posted a total revenue of $364.2 million in fiscal 2016. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our stated strategies and the timing of the Company’s search for a new director, as well as our assumptions underlying such information, constitute forward-looking information. These statements are based only on our current expectations and projections about future events. All of our forward-looking statements are as of the date of this press release only and we can give no assurance that such expectations or forward-looking statements will prove to be correct. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

CONTACT:
Build-A-Bear Workshop
Investors:
Voin Todorovic, 314-423-8000 x 5221
or
Media:
Beth Kerley
bethk@buildabear.com